                                                                       EXHIBIT 5

               [LETTERHEAD OF TROY & GOULD PROFESSIONAL CORPORATION]




                                 August 18, 1999

    Intellicell Corp.
    9314 Eton Avenue
    Chatsworth, California 91311

             Re:      Registration Statement on Form S-3
                      ----------------------------------

    Dear Sirs:

              We have acted as counsel for Intellicell Corp. (the "Company") in connection with the preparation and filing of the Company's Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), providing for the registration of an aggregate of 5,140,258 shares (the "Shares") of the Company's Common Stock, $.01 par value: 3,878,526 Shares to be offered for resale by selling stockholders (including Shares issuable upon the exercise of warrants and options held by certain of the selling stockholders) and 1,261,732 Shares issuable upon the exercise of warrants distributed to the Company's stockholders as a dividend in 1997 as described in the Registration Statement.

             For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the options, warrants, and of such other documents, corporate records, certificates of public officials and other instruments as we deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

             Based on the foregoing examination, it is our opinion that the outstanding Shares are validly issued, fully paid and nonassessable. Furthermore, it is our opinion that the Shares issuable upon exercise of the warrants and options described in the Registration Statement, when paid for and issued in accordance with the relevant warrant and option agreements, will be validly issued, fully paid and nonassessable.

             We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references therein to our firm. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of said Act.

                                Very truly yours,

                                /s/ Troy & Gould

                                Troy & Gould
                                Professional Corporation